Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT



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Name of Portfolio          Annual
                           Management Fee
-------------------------- -----------------
Ark Midcap Value           0.79%
-------------------------- -----------------
Ark Concentrated Growth    0.65%
Fund
-------------------------- -----------------
Ark Large Cap              0.59%
Growth Fund
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ClariVest International    0.75%
Equity Fund
-------------------------- -----------------
ClariVest SMid Cap         0.85%
Growth Fund
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